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                                  EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Statement Nos. 33-62797, 333-38199, 333-84320,
333-102373) of American Express Credit Corporation and in the related Prospecti of our report dated January 26, 2004 with respect to the consolidated financial statements and schedule of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ Ernst & Young LLP
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New York, New York
March 22, 2004